UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2020, Park Hotels and Resorts Inc., a Delaware corporation, as parent (“Park”), Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of Park (“PIH”), and PK Domestic Property LLC, a Delaware limited liability company and indirect subsidiary of Park (“PK Domestic”) entered into a Third Amendment to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Credit Facility Amendment amends the Credit Agreement, dated as of December 28, 2016 (as amended by the First Amendment to Credit Agreement, dated as of June 14, 2019, the Second Amendment to Credit Agreement, dated as of August 28, 2019, and the Credit Facility Amendment, the “Credit Agreement”), by and among Park, PIH and PK Domestic Property, as borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

In addition, on May 8, 2020, PIH and PK Domestic Property, as borrowers, Park, Bank of America, N.A., as administrative agent, and the lenders party thereto entered into a First Amendment to Loan Agreement (the “Term Loan Amendment” and, together with the Credit Facility Amendment, the “Amendments”) to amend the Delayed Draw Term Loan Agreement, dated as of August 28, 2019 (as amended by the Term Loan Amendment, the “Term Loan Agreement”), by and among Park, PIH and PK Domestic Property, as borrowers, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

The Credit Facility Amendment extends for one year the maturity date of Park’s fully drawn $1 billion revolving credit facility under the Credit Agreement to a maturity date of December 24, 2021. The Amendments suspend the testing of Park’s existing financial maintenance covenants under the Credit Agreement and the Term Loan Agreement until the date the financial statements are required to be delivered for the fiscal quarter ending June 30, 2021 (unless PIH elects an earlier date) (such period between May 8, 2020 and such required date of delivery, the “Covenant Relief Period”). Pursuant to the Amendments, during the Covenant Relief Period, (i) the net cash proceeds from certain incurrences of indebtedness, equity issuances and asset dispositions will, subject to various exceptions, be required to be applied as a mandatory prepayment of the amounts outstanding under the Credit Agreement and Term Loan Agreement, (ii) a minimum liquidity covenant of $200 million will apply and (iii) additional negative covenants will impose limitations on the ability of Park and its subsidiaries to incur additional indebtedness, make dividends and distributions (except to the extent required to maintain REIT status) and stock repurchases, make prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, including acquisitions or mergers, in each case subject to various exceptions. In addition, during the Covenant Relief Period and until the leverage ratio is no greater than 6.50 to 1.00 for two consecutive quarters, certain wholly-owned subsidiaries of PIH are required to guarantee the obligations owing in respect of the Credit Agreement and the Term Loan Agreement and the equity interests of certain subsidiaries of PIH that own unencumbered properties are required to be pledged to secure the obligations owing in respect of the Credit Agreement and the Term Loan Agreement on a pari passu basis. The Amendment also adds a LIBOR floor of 25 basis points to the variable interest rate calculation for both the Credit Agreement and the Term Loan Agreement.

In addition, the Amendments modify certain of the existing financial maintenance covenants to require Park to maintain (x) a net debt to EBITDA ratio of 8.50 to 1.00 for the first two fiscal quarters tested following the Covenant Relief Period, with step-downs of such ratio in subsequent quarters, with such ratio returning to 7.25 to 1.00 by no later than the fiscal quarter ended September 30, 2022 and (y) an unencumbered adjusted NOI to unsecured interest expense ratio of no less than 1.75 to 1.00 for the first fiscal quarter tested following the Covenant Relief Period and then a ratio of 2.00 to 1.00 for all fiscal quarters thereafter.

The Credit Facility Amendment also sets the applicable interest rate under the Credit Agreement until the end of the Covenant Relief Period to a rate that corresponds to the highest leverage-based applicable margin with respect to the Credit Agreement prior to the amendment, as follows: (i) for all revolving loans outstanding under the Credit Agreement, at the option of PIH, either (x) a base rate, plus a margin of 2.00% per annum or (y) LIBOR plus a margin of 3.00% per annum, and (ii) for all term loans outstanding under the Credit Agreement, at the option of PIH, either (x) a base rate, plus a margin of 1.95% per annum or (y) LIBOR plus a margin of 2.95% per annum (subject to a Eurodollar rate floor of 0.25%). The Term Loan Amendment sets the applicable interest rate for the term loans outstanding under the Term Loan Agreement until the end of the Covenant Relief Period to a rate that corresponds to the highest leverage-based applicable margin with respect to the Term Loan Agreement prior to the amendment. At the option of PIH, such rate is either (x) a customary base rate formula, plus a margin of 1.65% per annum or (y) LIBOR plus a margin of 2.65% per annum (subject to a Eurodollar rate floor of 0.25%).

As of May 8, 2020, $1,000 million of borrowings were outstanding under the revolving credit facility under the Credit Agreement and $700 million of term loans were outstanding under the Credit Agreement. As of May 8, 2020, $670 was outstanding under the Term Loan Agreement.

The foregoing description of the Amendments is qualified in its entirety by reference to the text of such Amendments, copies of which is attached hereto as Exhibit 10.1 or Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Park will report its financial and operating results for the quarter ending March 31, 2020 on May 11, 2020, before the market opens. Park will host a conference call on May 11, 2020, at 10 a.m. Eastern Time (ET) to discuss its earnings results for the first quarter 2020 and the current operational environment.

The conference call will be accessible by telephone and through the internet. Interested individuals are invited to participate by following these steps:

•	Telephone:

Please dial (877) 451-6152, or (201) 389-0879 for international participants, and request Park Hotels & Resorts’ First Quarter 2020 Earnings Conference Call. It is recommended that participants dial in 10 minutes ahead of the scheduled start time.

•	Webcast:

Please log on to www.pkhotelsandresorts.com 10 minutes prior to the call to register. A replay of the webcast will also be archived on the Investor Relations section of Park’s website.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1

Third Amendment to Credit Agreement, dated as of May 8, 2020, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

10.2

First Amendment to Loan Agreement, dated as of May 8, 2020, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park Hotels & Resorts Inc.

Date: May 8, 2020	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President and Chief Financial Officer